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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of December 14, 1999 (the "Effective Date"), by and between HEARx Ltd., a Delaware corporation ("HEARx"), and Stephen J. Hansbrough ("Executive").

                                    RECITALS

        1. HEARx operates a network of hearing care centers which provide a full range of audiological products and services for the hearing impaired (the "Business");

        2. Executive is recognized as having experience in the management and operation of companies that are in the Business;

        3. HEARx's Board of Directors (the "Board") has determined that it is in the best interests of HEARx and its stockholders to assure that HEARx will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in Section 4.7);

        4. The Board believes it is imperative (a) to diminish the inevitable and significant distractions of Executive and dilution of the time of Executive, by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control, (b) to encourage Executive's full attention and dedication to HEARx currently and in the event of any threatened or pending Change in Control and (c) to provide Executive with compensation arrangements in the event of a Change in Control which provide Executive with financial security, which are competitive with those of other companies, and which ensure that Executive receives the compensation and benefits intended to be provided to Executive by HEARx through this Agreement and HEARx's various employee benefit and compensation plans and arrangements without regard to any Excise Tax (as defined in Section 4.11(a)); and

        5. To accomplish the objectives described in the two immediately preceding recitals, the Board desires to cause HEARx to enter into this Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, HEARx and Executive agree as follows:

                                    ARTICLE I
                        EMPLOYMENT, REPORTING AND DUTIES

        1.1 EMPLOYMENT. On the terms and subject to the conditions of this Agreement, HEARx hereby employs and engages the services of Executive to serve as, and Executive agrees to serve as and perform the functions of, President and Chief Operating Officer (collectively, the "Office") of HEARx for the Term (as defined in Section 4.1) and for the compensation and benefits stated herein.


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        1.2     MAJOR RESPONSIBILITIES; AUTHORITY. Executive shall have the authorities, duties, responsibilities and status (including offices, titles and reporting requirements) usually associated with the Office of companies having operations and assets similar in nature and value to the operations and assets of HEARx and at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date, and such other duties as the Board shall determine and Executive shall accept from time to time.

        1.3 EXTENT OF SERVICE. During the Term, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable time and energies to the Business consistent with past practice and shall not, during the Term, be engaged in any business activity which would interfere or prevent Executive from carrying out his duties under this Agreement; provided, however, that this Section 1.3 shall not be construed as preventing Executive from investing his assets in such form or manner as will not require services on the part of Executive in the operation of the affairs of any company in which such investments are made.

        1.4 LOCATION. Executive shall not be required to move from Executive's home in Palm Beach County, Florida in the performance of his duties, responsibilities and obligations hereunder.

                                   ARTICLE II
                         COMPENSATION AND RELATED ITEMS

        2.1     COMPENSATION.

                (a) BASE SALARY. Until a Change in Control occurs, as compensation and in consideration for the services to be rendered by Executive under this Agreement and for the performance by Executive of the usual obligations of such employment, HEARx agrees to pay Executive, and Executive agrees to accept, a base salary (the "Base Salary") effective January 1, 2000 of at least $275,000 per annum which shall be paid in accordance with HEARx's standard payroll practice. Executive's Base Salary shall be subject to review annually by the Board in accordance with HEARx's review policies and practices for executives as in effect at the time of any such review. If a Change in Control occurs, Executive's Base Salary for the next calendar year and each subsequent calender year during the Term must increase by at least 20% over his Base Salary during the previous calendar year.

                (b) BONUS. At the end of each calendar year during the Term, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"), based upon a performance evaluation criteria which shall be consistent with the criteria used by the Board for its current evaluation of Executive; provided that, if, in any calender year during the Term, HEARx achieves the net income target approved by the Board for such calendar year (the "Net Income Target") the Executive must receive an Annual Bonus equal to at least 50% of Executive's Base Salary for the previous calender year. For the purposes of this Agreement, net income must be determined in accordance with generally accepted accounting principles, consistently applied.

                (c) PERCENTAGE OF NET INCOME. If, in any calender year during the Term, HEARx achieves the Net Income Target approved by the Board for such calendar year, no more than 100

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days after the end of such calender year, HEARx must pay to Executive an amount equal to 1% of HEARx's net income for such calender year.

                (d) 1999 BONUS. Notwithstanding the foregoing, for the calendar year ended December 31, 1999, the Executive's Annual Bonus must not be less than $112,500.

                (e) ADDITIONAL COMPENSATION. In addition to the Base Salary provided for in Section 2.1(a), Executive or Executive's family, as the case may be, shall be entitled to:

                        (i) participate in, and shall receive all benefits under:

                                (A) any and all welfare benefit and similar employee benefit plans, programs, arrangements or policies that are generally made available by HEARx and its affiliates (as defined in Section 4.11(l)) now or at any time in the future to other key employees or retired key employees, including any hospitalization, medical, prescription, dental, disability, salary continuance, individual life insurance, executive life insurance, group life insurance, accidental death insurance and travel accident insurance plans, programs, arrangements and policies; and

                                (B)     in addition to the incentive
                compensation provided for in Section 2.1(b), Executive will be entitled to any and all incentive, savings, retirement, profit sharing, pension, stock option, restricted stock, employee stock ownership, supplemental executive retirement and other employee benefit plans, programs, arrangements and policies that are generally made available by HEARx and its affiliates now or at any time in the future to officers and other key employees; additionally, pension benefits from HEARx when Executive is eligible for and elects retirement shall be calculated so as to provide a benefit based on actual credited years and months of service with HEARx plus a benefit calculated equivalent to an added ten years of credited service;

                        (ii) annual vacations and sick leave in accordance with the vacation and sick leave policies of HEARx and its affiliates that are now or at any time in the future in effect with respect to officers and other key employees, during which time Executive's compensation shall be paid in full; and

                        (iii) fringe benefits in accordance with the fringe benefit policies of HEARx and its affiliates that are now or at any time in the future in effect with respect to officers and other key employees.

        2.2 EXPENSES. HEARx agrees that, during the Term, Executive shall be allowed reasonable and necessary business expenses in connection with the performance of his duties hereunder within guidelines established by the Board as in effect at any time with respect to key employees ("Business Expenses"), including reasonable and necessary expenses for food, travel, lodging, entertainment and other items in the promotion of the Business within such guidelines. HEARx shall promptly reimburse Executive for all Business Expenses incurred by Executive upon Executive's presentation to HEARx of an itemized account thereof, together with receipts, vouchers

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or other supporting documentation. After termination or expiration of the Term, however such termination or expiration may come about, Executive shall have ninety (90) days after the date of such termination or expiration to submit Business Expenses incurred during the Term to HEARx for reimbursement.

                                   ARTICLE III
                                   EXCULPATION

        HEARx agrees that Executive will not be liable for any losses, expenses, costs or damages caused by or resulting from the recommendations, suggestions, actions, errors, omissions or mistakes of Executive undertaken or proposed by Executive if Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HEARx. Executive's rights under this Article III shall not be deemed exclusive of, but shall be cumulative with, any and all other rights (including rights of indemnification and advancement of expenses) to which Executive may now or at any time in the future be entitled under applicable law, HEARx's certificate of incorporation, HEARx's bylaws, any agreement (including this Agreement), any vote of stockholders, any resolution of directors, or otherwise. Nothing contained in this Article III will prevent the termination of Executive's employment in accordance with the provisions of this Agreement.

                                   ARTICLE IV
                              TERM AND TERMINATION

        4.1 TERM. Subject to Section 4.2, the term of this Agreement shall be for five (5) years commencing on the Effective Date ("Term"); provided, however, that if a Change in Control occurs prior to the second anniversary of the Effective Date, the Term shall be extended to end on the fifth anniversary of such Change in Control.

        4.2 TERMINATION OF TERM. Except as may otherwise be provided herein, the Term shall terminate:

                (a) Thirty (30) days after written notice of termination is given by either party to the other; or

                (b) On Executive's death or, at HEARx's option, upon Executive's becoming Disabled (as defined in Section 4.9).

Any notice of termination given by HEARx to Executive under Section 4.2(a) above shall specify whether such termination is with or without Cause (as defined in Section 4.4). Any notice of termination given by Executive to HEARx under
Section 4.2(a) above shall specify whether such termination is made with or without Good Reason (as defined in Section 4.5) or Good Reason-Change in Control (as defined in Section 4.6).

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        4.3     OBLIGATIONS OF HEARX UPON TERMINATION.

                (a) CAUSE; WITHOUT GOOD REASON; AND WITHOUT GOOD REASON-CHANGE IN CONTROL. If HEARx terminates the Term with Cause pursuant to
Section 4.2(a), or if Executive terminates the Term without Good Reason or without Good Reason-Change in Control pursuant to Section 4.2(a), the Term shall terminate without further obligations to Executive, other than those obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including:

                        (i) Executive's Base Salary in effect at the time of such termination through the date of termination to the extent it remains unpaid; and

                        (ii) all compensation previously deferred (together with any accrued interest thereon) and not yet paid by HEARx, and any accrued vacation pay not yet paid by HEARx; and

                        (iii) all other amounts or benefits owing or accrued to, vested in or earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements and policies of HEARx and its affiliates, including any such plans, programs, arrangements or policies described in Section 2.1(b).

The obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including such amounts and benefits specified in clauses (i), (ii) and (iii) of this Section 4.3(a), are collectively referred to as the "Accrued Obligations." The aggregate amount of such obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including the Accrued Obligations, shall be paid by HEARx to Executive in accordance with the plans, programs or agreements under which the Accrued Obligations were earned.

                (b) GOOD REASON. If Executive terminates the Term with Good Reason pursuant to Section 4.2(a):

                        (1) HEARx shall pay the aggregate of the following amounts to Executive in one lump sum within thirty (30) days after the date of such termination or in a manner and at such later time as specified by Executive, provided that all such payments must be made no later than the end of the Term as in effect immediately before the date of such termination:

                                (i)     to the extent not theretofore paid,
                Executive's Base Salary in effect at the time of such termination (but prior to giving effect to any reduction of Executive's Base Salary which may have precipitated such termination) for the duration of the Term as in effect immediately before the date of such termination; and

                                (ii)    if more than three years of the Term
                have elapsed on the date of such termination, an amount equal to one (1) times Executive's Base Salary in

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                effect at the time of such termination (but prior to giving effect to any reduction of Executive's Base Salary which may have precipitated such termination); and

                                (iii) an amount equal to (A) one (1) times the average of all bonus, profit sharing and other incentive payments made by HEARx to Executive in respect of the two (2) calendar years immediately preceding such termination, and (B) the pro-rata share of Executive's target bonus, profit sharing and other incentive payments for the calendar year in which such termination occurred based upon the proportion that the number of days that have elapsed in such calendar year up to and including the date of termination bears to 365; and

                                (iv) in the case of compensation previously deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by HEARx, and any accrued vacation pay not yet paid by HEARx; and

                                (v) all other amounts or benefits owing or accrued to, vested in, or earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements and policies of HEARx and its affiliates, including any such plans, programs, arrangements or policies described in Section 2.1(b); and

                                (vi) any and all other Accrued Obligations not otherwise described in clauses (i), (ii), (iii) or (iv) of this Section 4.3(b)(1); and

                        (2) Executive shall receive the following additional benefits:

                                (i) for a 548-day period commencing on the date of termination of the Term (the "Good Reason Benefits Period"), Executive shall continue to be covered under each of the medical, dental, life insurance, accident benefit and other welfare benefit (exclusive of short- and long-term disability benefit) programs of HEARx in effect and applicable to Executive immediately prior to such termination, and HEARx shall pay the costs therefor except to the extent that Executive already pays all or any portion thereof; provided, however, that if Executive obtains any of the welfare benefits provided for under this sentence from a new employer, HEARx's obligation to provide such welfare benefits should be secondary to that of such new employer. Executive's coverage under HEARx's medical and dental programs for the Good Reason Benefits Period shall be included in the calculation of the "Period of Coverage" to be provided to Executive pursuant to Section 4980B(f)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and Executive's right to "Continuation Coverage" under Section 4980B(f)(2) of the Code. The amount of the "Applicable Premium" to be charged Executive under Section 4980B(f)(4) for Continuation Coverage shall never be greater than the monthly amount charged Executive for medical and dental coverage prior to the termination of the Term; and

                                (ii)    shall be fully vested in any and all
                options, restricted stock, stock appreciation rights, cash equivalent stock appreciation rights or any other

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                similar rights based on the fair market value of or otherwise relating to HEARx's common stock (collectively, "Stock Incentive Rights") which are outstanding immediately prior to the termination of the Term, and Executive may exercise any such vested Stock Incentive Rights during the two year period commencing on the date of termination of the Term, notwithstanding any provision otherwise in any plan or agreement awarding or granting any Stock Incentive Right to Executive; and

                                (iii)   shall be fully vested in any and all
                benefits accrued under any "employee pension benefit plan," as defined in Section 3(2)(A) of the Employee Retirement Income Security Act of 1947, as amended ("ERISA"), of HEARx ("Retirement Plan");

                                (iv) shall receive credit in the calculation of the accrued benefit under HEARx's Pension Plan ("Pension Plan") for (A) the compensation to be paid to Executive pursuant to Section 4.3(b)(1)(ii) and (B) one (1) year of service in addition to the service accrued by Executive through the date that the Term is terminated. If the benefits set forth in this clause would cause the Pension Plan to lose its qualification under Section 401(a) of the Code, then the benefits accrued hereunder shall accrue to Executive under HEARx's Supplemental Executive Retirement Plan ("SERP"); and

                                (v)     shall receive such individual
                outplacement service as is appropriate for Executive's position for the Good Reason Benefits Period.

                (c) WITHOUT CAUSE BEFORE A CHANGE IN CONTROL. If HEARx terminates the Term without Cause before the occurrence of a Change in Control pursuant to Section 4.2(a):

                        (1) HEARx shall pay the aggregate of the following amounts to Executive in one lump sum within thirty (30) days after the date of such termination or in a manner and at such later time as specified by Executive, provided that all such payments must be made no later than the end of the Term as in effect immediately before the date of such termination:

                                (i)     to the extent not theretofore paid,
                Executive's Base Salary in effect at the time of such termination for the duration of the Term as in effect immediately before the date of such termination; and

                                (ii)    if more than three years of the Term
                have elapsed on the date of such termination, an amount equal to one (1) times Executive's Base Salary in effect at the time of such termination; and

                                (iii)   an amount equal to the sum of (A) one
                (1) times the average of all bonus, profit sharing and other incentive payments made by HEARx to Executive in respect of the two calendar years immediately preceding such termination, and
                (B) the pro-rata share of Executive's target bonus, profit sharing and other incentive payments for the calendar year in which such termination occurred

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                based upon the proportion that the number of days that have elapsed in such calendar year up to and including the date of termination bears to 365; and

                                (iv) in the case of compensation previously deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by HEARx, and any accrued vacation pay not yet paid by HEARx; and

                                (v) all other amounts or benefits owing or accrued to, vested in, or earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements and policies of HEARx and its affiliates, including any such plans, programs, arrangements or policies described in Section 2.1(b); and

                                (vi) any and all other Accrued Obligations not otherwise described in clauses (i), (ii), (iii) or (iv) of this Section 4.3(b)(1); and

                        (2) Executive shall receive the following additional benefits:

                                 (i) for a 548-day period commencing on the date of termination of the Term (the "Without Cause Benefits Period"), Executive shall continue to be covered under each of the medical, dental, life insurance, accident benefit and other welfare benefit (exclusive of short- and long-term disability benefit) programs of HEARx in effect and applicable to Executive immediately prior to such termination, and HEARx shall pay the costs therefor except to the extent that Executive already pays all or any portion thereof; provided, however, that if Executive obtains any of the welfare benefits provided for under this sentence from a new employer, HEARx's obligation to provide such welfare benefits will thereupon cease. Executive's coverage under HEARx's medical and dental programs for the Without Cause Benefits Period shall be included in the calculation of the "Period of Coverage" to be provided to Executive pursuant to Section 4980B(f)(2)(B) of the Code, and Executive's right to "Continuation Coverage" under
                 Section 4980B(f)(2) of the Code. The amount of the "Applicable Premium" to be charged Executive under Section 4980B(f)(4) for Continuation Coverage shall never be greater than the monthly amount charged Executive for medical and dental coverage prior to the termination of the Term; and

                                 (ii)    shall be fully vested in any and all
                 Stock Incentive Rights which are outstanding immediately prior to the termination of the Term, and Executive may exercise any such vested Stock Incentive Rights during the two year period commencing on the date of termination of the Term, notwithstanding any provision otherwise in any plan or agreement awarding or granting any Stock Incentive Right to Executive; and

                                 (iii)   shall be fully vested in any and all
                 benefits accrued under any Retirement Plan;

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                        (iv)    shall receive credit in the calculation of the
                accrued benefit under HEARx's Pension Plan for (A) the compensation to be paid to Executive pursuant to Section 4.3(c)(1)(ii) and (B) one (1) year of service in addition to the service accrued by Executive through the date that the Term is terminated. If the benefits set forth in this clause would cause the Pension Plan to lose its qualification under Section 401(a) of the Code, then the benefits accrued hereunder shall accrue to Executive under HEARx's SERP; and

                        (v) shall receive such individual outplacement service as is appropriate for Executive's position for the Without Cause Benefits Period.

                (d) GOOD REASON-CHANGE IN CONTROL; WITHOUT CAUSE ON OR AFTER A CHANGE IN CONTROL. If Executive terminates the Term with Good Reason-Change in Control pursuant to Section 4.2(a), or if HEARx terminates the Term without Cause on or after the occurrence of a Change in Control pursuant to Section 4.2(a):

                        (1) HEARx shall pay the aggregate of the following amounts to Executive in one lump sum within thirty (30) days after the date of such termination or in a manner and at such later time as specified by Executive, provided that all such payments must be made no later than the end of the Term as in effect immediately before the date of such termination:

                                (i)     to the extent not theretofore paid,
                Executive's Base Salary in effect at the time of such termination (but prior to giving effect to any reduction of Executive's Base Salary which may have precipitated such termination) for the duration of the Term as in effect immediately before the date of such termination; and

                                (ii) an amount equal to the sum of (A) the greater of (a) Executive's Base Salary times the number of years remaining in the original five-year term of this Agreement or
                (b) three (3) times Executive's Base Salary in effect at the time of such termination (but prior to giving effect to any reduction therein which may have precipitated such termination),
                (B) three (3) times the average of all bonus, profit sharing and other incentive payments made by HEARx to Executive in respect of the two (2) calendar years immediately preceding such termination and (C) the pro-rata share of Executive's target bonus, profit sharing and other incentive payments for the calendar year in which such termination occurred based upon the proportion that the number of days that have elapsed in such calendar year up to and including the date of termination bears to 365; and

                                (iii) in the case of compensation previously deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by HEARx, and any accrued vacation pay not yet paid by HEARx; and

                                (iv) all other amounts or benefits owing or accrued to, vested in, or earned by Executive through the date of termination under the then existing or

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                applicable plans, programs, arrangements and policies of HEARx and its affiliates, including any such plans, programs, arrangements or policies described in Section 2.1(b); and

                                (v) any and all other Accrued Obligations not otherwise described in clauses (i), (ii), (iii) or (iv) of this Section 4.3(d)(1); and

                        (2) Executive shall receive the following additional benefits:

                                (i) for the three year period commencing on the date of termination of the Term (the "Three Year Period"), Executive shall continue to be covered under each of the medical, dental, life insurance, accident benefit and other welfare benefit (exclusive of short- and long-term disability benefit) programs of HEARx in effect and applicable to Executive immediately prior to the time of such termination, and HEARx shall pay the costs therefor except to the extent that Executive already pays all or any portion thereof; provided, however, that if Executive obtains any of the welfare benefits provided for under this sentence from a new employer, HEARx's obligation to provide such welfare benefits shall be secondary to that of such new employer. Executive's coverage under HEARx's medical and dental programs for the Three Year Period shall not be included in the calculation of the "Period of Coverage" to be provided to Executive pursuant to Section 4980B(f)(2)(B) of the Code, and Executive's right to "Continuation Coverage" under Section 4980B(f)(2) of the Code for medical and dental benefits under HEARx's medical and dental programs shall commence on the first day following the end of the Three Year Period. The amount of the "Applicable Premium" to be charged Executive under Section 4980B(f)(4) for Continuation Coverage shall never be greater than the monthly amount charged Executive for medical and dental coverage during the Three Year Period; and

                                (ii)    shall be fully vested in any and all
                Stock Incentive Rights which are outstanding immediately prior to the termination of the Term, and Executive may exercise any such vested Stock Incentive Rights during the Three Year Period, notwithstanding any provision otherwise in any plan or agreement awarding or granting any Stock Incentive Right to Executive; and

                                (iii)   shall be fully vested in any and all
                benefits accrued under any Retirement Plan;

                                (iv) shall receive credit in the calculation of the accrued benefit under the Pension Plan for (A) the compensation to be paid to Executive pursuant to Section 4.3(d)(1)(ii) and (B) three (3) years of service in addition to the service accrued by Executive through the date that the Term is terminated. If the benefits set forth in this clause would cause the Pension Plan to lose its qualification under Section 401(a) of the Code, then the benefits accrued hereunder shall accrue to Executive under the SERP, and if the Executive is not a participant in the SERP, the

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                actual lump sum equivalent of the benefit described in this clause shall be paid in accordance with Section 4.3(d)(1); and

                                (v)     shall receive such individual
                outplacement service as is appropriate for Executive's position for the Three Year Period.

                (e)     DEATH. If Executive's employment is terminated under
Section 4.2(b) by reason of Executive's death, HEARx shall pay to Executive's legal representatives the full amount of the obligations owing or accrued to, vested in or earned by Executive through the date of Executive's death, including the Accrued Obligations in accordance with the plans, programs or agreements under which the Accrued Obligations were earned. Notwithstanding the provisions of any agreement pursuant to which Stock Incentive Rights were granted, any granted but unvested Stock Incentive Rights will automatically vest on the date of Executive's death. Executive's legal representative may exercise any Stock Incentive Rights which vest pursuant to this Section 4.3(e) during a one year period following Executive's death. Anything in this Agreement to the contrary notwithstanding, Executive's family shall be entitled to receive benefits provided by HEARx and any of its affiliates to surviving families under the then existing or applicable plans, programs or arrangements and policies of HEARx and its affiliates.

                (f) DISABILITY. If Executive's employment is terminated under Section 4.2(b) by reason of Executive's becoming Disabled, HEARx shall pay to Executive or Executive's legal representative the full amount of the obligations owing or accrued to, vested in or earned by Executive through the date of termination, including the Accrued Obligations in accordance with the plans, programs or agreements under which the Accrued Obligations were earned. Notwithstanding the provisions of any agreement pursuant to which Stock Incentive Rights were granted, any granted but unvested Stock Incentive Rights will automatically vest on the date of Executive's termination by reason of becoming Disabled. Executive or Executive's legal representative may exercise any Stock Incentive Rights which vest pursuant to this Section 4.3(f) during a one year period following Executive's termination by reason of becoming Disabled.

        4.4 CAUSE. As used in this Agreement, the term "Cause" means (a) willful misconduct by Executive or gross neglect by Executive of his duties as an employee, officer or director of HEARx which continues for more than thirty
(30) days after Executive's receipt of written notice from the Board to Executive specifically identifying the willful misconduct or gross negligence of Executive and directing Executive to discontinue the same, (b) the commission by Executive of a crime constituting a felony or (c) the commission by Executive of an act, other than an act taken in good faith within the course and scope of Executive's employment, which is directly detrimental to HEARx and exposes HEARx to material liability.

        4.5 GOOD REASON. As used in this Agreement, the term "Good Reason" means the breach of any material provision of this Agreement by HEARx (including any removal of Executive, without Cause, from the position of the Office during the Term) which is not cured within thirty (30) days after written notice from Executive to HEARx specifically identifying such breach; provided, however, that the term "Good Reason" shall not include any breach of any provision of this Agreement that occurs after the occurrence of a Change in Control.

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

        4.6     GOOD REASON-CHANGE IN CONTROL.

                (a) Except as provided in Section 4.6(b), as used in this Agreement, the term "Good Reason-Change in Control" means after the occurrence of a Change in Control, a determination by Executive that any one or more of the following events has occurred:

                        (i) a material change in the nature of Executive's Office, including his authorities, duties, responsibilities or status (including offices, titles or reporting requirements), from those in effect immediately prior to the Change in Control; or

                        (ii) the relocation of Executive's place of employment to a location in excess of fifty (50) miles from the place of Executive's employment immediately prior to the Change in Control, except for required travel on HEARx business to an extent substantially equivalent to Executive's business travel obligations immediately prior to the Change in Control; or

                        (iii) any reduction by HEARx of Executive's Base Salary, or a material reduction in his bonus, profit sharing or other incentive benefits, from those in effect immediately prior to the Change in Control; or

                        (iv) the failure by HEARx to increase Executive's Base Salary in a manner consistent (both as to frequency and percentage increase) with (A) HEARx's practices in effect immediately prior to the Change in Control with respect to similarly positioned employees or (B) HEARx's practices implemented subsequent to the Change in Control with respect to similarly positioned employees, whichever is more favorable to Executive; or

                        (v) the failure of HEARx to continue in effect Executive's participation in (A) HEARx's employee benefit plans, programs, arrangements and policies, at a level substantially equivalent in value to and on a basis consistent with the relative levels of participation of other similarly positioned employees, as in effect immediately prior to the Change in Control or (B) HEARx's employee benefit plans, programs, arrangements and policies implemented subsequent to the Change in Control with respect to similarly positioned employees, whichever is more favorable to Executive; or

                        (vi) the failure of HEARx to obtain from a successor (including a successor to a material portion of the business or assets of HEARx) a satisfactory assumption in writing of HEARx's obligations under this Agreement; or

                        (vii) the failure of HEARx to continue to provide Executive with office space, related facilities and support personnel (including administrative and secretarial assistance) that are both commensurate with the Office and Executive's responsibilities to and position with HEARx immediately prior to the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other key executive officers of HEARx; or

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

                        (viii) HEARx notifies Executive of HEARx's intention not to observe or perform one or more of the obligations of HEARx under this Agreement; or

                        (ix) HEARx breaches any provision of this Agreement and such breach is not cured within thirty (30) days after HEARx's receipt of notice thereof from Executive.

                (b) If, after the occurrence of a Change in Control, Executive receives a written description from HEARx of the nature of Executive's Office thereafter, stating Executive's authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location, and Executive accepts such new authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location ("New Office") with HEARx without determining that the New Office causes a Good Reason-Change in Control as set forth in Section 4.6(a), then for the remaining Term the New Office shall be the authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location to be used by Executive in determining whether a Good Reason-Change in Control occurs thereafter pursuant to Section 4.6(a).

        4.7 CHANGE IN CONTROL. As used herein, the term "Change in Control" shall mean the occurrence with respect to HEARx of any of the following events:

                (a) a report on Schedule 13D is filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than HEARx (or one of its subsidiaries) or any employee benefit plan sponsored by HEARx (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of 30% or more of the outstanding common stock of HEARx or the combined voting power of the then outstanding securities of HEARx;

                (b) a report is filed by HEARx disclosing a response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, Item 1 of Form 8-K promulgated under the Exchange Act, or any similar reporting requirement hereafter promulgated by the SEC;

                (c) any person, entity or group (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act), other than HEARx (or one of its subsidiaries) or any employee benefit plan sponsored by HEARx (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of HEARx (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, entity or group in question is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the then outstanding securities of HEARx (as determined under paragraph
(d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock);

                (d)     the stockholders of HEARx shall approve:

                        (i)     any merger, consolidation or reorganization of
        HEARx:

                                (A) in which HEARx is not the continuing or surviving corporation,

                                (B) pursuant to which common stock of HEARx would be converted into cash, securities or other property,

                                (C)     with an entity which, prior to such
                merger, consolidation or reorganization, owned 20% or more of the combined voting power of the then outstanding securities of HEARx, or

                                (D) in which HEARx will not survive as an independent, publicly owned corporation;

                        (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of HEARx, or

                        (iii)   any liquidation or dissolution of HEARx;

                (e) the stockholders of HEARx shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, purchase of assets or other transaction after the consummation of which any person, entity or group (within the meaning of Section 13(d) or Section 14(d) of the Exchange
Act) would own beneficially in excess of 30% of the outstanding common stock of HEARx or in excess of 30% of the combined voting power of the then outstanding securities of HEARx;

                (f) HEARx's common stock is listed on none of the American Stock Exchange, New York Stock Exchange and NASDAQ National Market System as a result of a going-private transaction; or

                (g) during any period of two consecutive years, the individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by HEARx's stockholders of each new director during any such two-year period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

        4.8 DISABLED. As used herein, "Disabled" or "Disability" shall mean a mental or physical impairment which, in the reasonable opinion of a qualified doctor selected by HEARx, renders Executive unable to perform with reasonable diligence the ordinary functions and duties of Executive on a full-time basis in accordance with the terms of this Agreement, which inability continues for a period of not fewer than 180 consecutive days.

        4.9 RETURN OF MATERIALS; CONFIDENTIAL INFORMATION. In the event of any termination of the Term, Executive shall promptly deliver to HEARx all lists, books, records, literature, products and any other materials owned or provided by HEARx in connection with Executive's employment hereunder. Executive shall not at any time during or after the Term hereof use for himself or others, or divulge to others, any secret or confidential information, knowledge or data of HEARx obtained by Executive as a result of his employment unless authorized by the Board.

        4.10    CERTAIN ADDITIONAL PAYMENTS BY HEARX.

                (a) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by HEARx or any of its affiliates to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments or distributions being individually referred to herein as a "Payment," and any two or more of such payments or distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Executive shall be entitled to receive and HEARx shall make an additional payment or payments (individually referred to herein as a "Gross-Up Payment," and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Executive of all taxes (as defined in Section 4.10(k)) imposed upon the Gross-Up Payment, Executive retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                (b)     Subject to the provisions of Section 4.10(c) through
(i), any determination (individually, a "Determination") required to be made under this Section 4.10(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at HEARx's expense, by nationally recognized tax counsel mutually acceptable to HEARx and Executive ("Tax Counsel"). Tax Counsel shall provide detailed supporting legal authorities, calculations and documentation both to HEARx and Executive within 15 business days of the termination of Executive's employment, if applicable, or such other time or times as is reasonably requested by HEARx or Executive. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Executive shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at HEARx's expense, be paid by HEARx to Executive within five business days of Executive's receipt of such Determination. The existence of a Dispute shall not in any way affect Executive's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon HEARx and Executive, subject in all respects, however, to the provisions of Section 4.10(c) through (i) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by HEARx should have been made ("Underpayments"), and if upon any reasonable written request from Executive or HEARx to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at HEARx's expense, thereafter determines that Executive is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at HEARx's expense, determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by HEARx to Executive.

                (c) HEARx shall defend, hold harmless and indemnify Executive on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Executive resulting from any Final Determination (as defined in Section 4.10(j)) that any Payment is subject to the Excise Tax.

                (d) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Executive against HEARx under this Section 4.10(d) ("Claim"), including a claim for indemnification of Executive by HEARx under Section 4.10(c), then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").

                (e) If a Claim is asserted against Executive ("Executive Claim"), Executive shall take or cause to be taken such action in connection with contesting such Executive Claim as HEARx shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by HEARx (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that HEARx shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                        (i) within 30 calendar days after HEARx receives or delivers, as the case may be, the Tax Claim Notice relating to such Executive Claim (or such earlier date that any payment of the taxes claimed is due from Executive, but in no event sooner than five calendar days after HEARx receives or delivers such Tax Claim Notice), HEARx shall have notified Executive in writing ("Election Notice") that HEARx does not dispute its obligations (including its indemnity obligations) under this Agreement and that HEARx elects to contest, and to control the defense or prosecution of, such Executive Claim at HEARx's sole risk and sole cost and expense; and

                        (ii) HEARx shall have advanced to Executive on an interest-free basis, the total amount of the tax claimed for Executive, at HEARx's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of Section 4.10(g), sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that HEARx shall only be entitled to sue for a refund and HEARx shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Executive harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

                        (iii) HEARx shall reimburse Executive for any and all costs and expenses resulting from any such request by HEARx and shall indemnify and hold Executive harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

                (f) Subject to the provisions of Section 4.10(e), HEARx shall have the right to defend or prosecute, at the sole cost, expense and risk of HEARx, such Executive Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by HEARx to a Final Determination; provided, however, that (i) HEARx shall not, without Executive's prior written consent, enter into any compromise or settlement of such Executive Claim that would adversely affect Executive, (ii) any request from HEARx to Executive regarding any extension of the statute of limitations relating to assessment, payment or collection of taxes for the taxable year of Executive with respect to which the contested issues involved in, and amount of, the Executive Claim relate is limited solely to such contested issues with respect to the Executive Claim and Executive shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as HEARx is diligently defending or prosecuting such Executive Claim, Executive shall provide or cause to be provided to HEARx any information reasonably requested by HEARx that relates to such Executive Claim, and shall otherwise cooperate with HEARx and its representatives in good faith to contest effectively such Executive Claim. HEARx shall keep Executive informed of all developments and events relating to any such Executive Claim (including providing to Executive copies of all written materials pertaining to any such Executive Claim), and Executive or his authorized representatives shall be entitled, at Executive's expense, to participate in all conferences, meetings and proceedings relating to any such Executive Claim.

                (g) If, after actual receipt by Executive of an amount of a tax claimed (pursuant to an Executive Claim) that has been advanced by HEARx pursuant to Section 4.10(e)(ii), the extent of the liability of HEARx hereunder with respect to such tax claimed has been established by a Final Determination, Executive shall promptly pay or cause to be paid to HEARx any refund actually received by, or actually credited to, Executive with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable buy HEARx to Executive, whether under the provisions of this Agreement or otherwise. If, after the receipt by Executive of an amount advanced by HEARx pursuant to Section 4.10(e)(ii), a determination is made by the Internal Revenue Service or other appropriate taxing authority that Executive shall not be entitled to any refund with respect to such tax claimed and HEARx does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

                (h) With respect to any Executive Claim, if HEARx fails to deliver an Election Notice to Executive within the period provided in Section 4.10(e)(i) or, after delivery of such Election Notice, HEARx fails to comply with the provisions of Section 4.10(e)(ii) and (iii) and Section 4.10(f), then Executive shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of HEARx, such Executive Claim. Executive shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Executive, HEARx shall cooperate, and shall cause its affiliates to cooperate, in good faith with Executive and his authorized representatives in order to contest effectively such Executive Claim. HEARx may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Executive Claim controlled by Executive pursuant to this Section4.10(h) and shall bear its own costs and expenses with respect thereto. In the case of any Executive Claim that is defended or prosecuted by Executive, Executive shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from HEARx with respect to costs and expenses incurred by Executive in connection with such defense or prosecution.

                (i) In the case of any Executive Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this Section 4.10(i), HEARx shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim that have not theretofore been paid by HEARx to Executive, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by HEARx to Executive, within ten calendar days after such Final Determination. In the case of any Executive Claim not covered by the preceding sentence, HEARx shall pay, on a fully grossed-up after tax basis, to Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim at least ten calendar days before the date payment of such taxes is due from Executive, except where payment of such taxes is sooner required under the provisions of this Section 4.10(i), in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this Section 4.10(i)) shall be made within the time and in the manner otherwise provided in this Section 4.10(i).

                (j) For purposes of this Agreement, the term "Final Determination" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit with respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

                (k) For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax or additional amounts.

                (l) For purposes of this Agreement, the terms "affiliate" and "affiliates" mean, when used with respect to any entity, individual or other person, any other entity, individual or other person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such entity, individual or person. The term "control" and deviations thereof when used in the immediately preceding sentence means the ownership, directly or indirectly, of 50% of more of the voting securities of an entity or other person or possessing the power to direct or cause the direction of the management and policies of such entity or other person, whether through the ownership of voting securities, by contract or otherwise.

        4.11 LEGAL FEES AND EXPENSES. HEARx shall defend, hold harmless and indemnify Executive on a fully grossed-up after tax basis from and against any and all costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses) incurred by Executive acting reasonably from time to time as a result of any contest (regardless of the outcome) by HEARx or others contesting the validity or enforcement of, or liability under, any term or provision of this Agreement, plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

        4.12 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan, program, arrangement or policy provided by HEARx or any of its affiliates (including any plan, program, arrangement or policy described in Section 2.1(e)) and for which Executive and/or Executive's family may qualify, nor shall anything herein limit or otherwise affect such rights as Executive and/or Executive's family may have under any other agreements with HEARx or any of its affiliates. Amounts which are vested benefits or which Executive and/or Executive's family is otherwise entitled to receive under any plan, program, arrangement or policy described in Section 2.1(e)) at or subsequent to the date of termination of the Term shall be payable in accordance with such plan, program, arrangement or policy.

        4.13 FULL SETTLEMENT. HEARx's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which HEARx may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.

                                    ARTICLE V
                                  SHARE OPTIONS

        5.1 SHARE OPTIONS. Concurrent with the execution hereof, HEARx is granting to Executive, nonqualified, five-year options to purchase 113,246 shares of HEARx's common stock, $0.10 par value per share (the "Common Stock"), at an option price per share equal to the closing price of the Common Stock as reported on the American Stock Exchange of the shares on the effective date of this Agreement, subject to adjustment as provided in the Option Agreement dated as of the date hereof (the "Options"). Such Options shall vest in and become exercisable by Executive for all purposes as follows: 25% of such Options as of each of the first four anniversary dates of the Effective Date, so that all of such Options shall be fully vested in and exercisable by Executive as of the fourth anniversary of the Effective Date. Also, if an Acceleration Event occurs, all outstanding options to purchase HEARx's common stock, including those options currently held by Executive, those Options granted hereunder and all additional share options granted to Executive by HEARx after the Effective Date, shall vest in and be exercisable by Executive (or, as the case may be, his estate or representative) as of the Acceleration Event. "Acceleration Event" shall mean for all purposes hereof any of the following events: (a) the Term is terminated by Executive with Good Reason pursuant to Section 4.2(a) or by HEARx without Cause, (b) Executive dies or (c) Executive becomes Disabled. The Option Agreement shall provide that the shares of Common Stock issuable on exercise of the options shall be treasury shares.

                                   ARTICLE VI
                               GENERAL PROVISIONS

6.1     ARBITRATION OF DISPUTES.

                (a) SCOPE OF AGREEMENT. HEARx and Executive agree to take all reasonable steps to resolve any employment-related legal and/or judicial disputes between them quickly and fairly. Should such matters remain unresolved, HEARx and Executive agree that final and binding arbitration shall be the exclusive remedy for any dispute between them relating to all common law, statutory, legal or judicial claims, including any claims for breach of contract and for violation of laws forbidding discrimination on the basis of race, color, religion, gender, age, national origin, disability, or any other legally protected status.

                (b) PROCEDURE. Arbitration shall be before a single arbitrator in Miami, Florida, unless the parties mutually agree to hold the arbitration in a different location. The arbitration will be administered in accordance with the employment dispute rules of the American Arbitration Association (AAA), and its procedures then in effect. If the parties cannot agree on an arbitrator, then the AAA rules will govern selection. HEARx will pay the fees of the AAA and the arbitrator. However, if Executive submits a matter to arbitration, he shall be responsible for contributing to such fees an amount equivalent to the amount required to file a complaint of the same type in the state court which is geographically closest to the site of the arbitration if he does not prevail in the arbitration.

        The arbitrator's award is to be in writing, with reasons given and evidence cited for the award. The arbitrator shall have the discretion to award fees (including administrative charges, costs and/or reasonable attorney's fees actually expended) to the prevailing party, in accordance with controlling law. Any court of competent jurisdiction may enter judgment upon the award, either by: (1) confirming the award, or (2) vacating, modifying or correcting the award: (a) on any ground referred to in the U.S. Arbitration Act, (b) where the findings of fact are not supported by substantial evidence, or (c) where the conclusions of law are erroneous.

        6.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

        6.3 ASSIGNABILITY. This Agreement is personal to Executive and without the prior written consent of HEARx shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon HEARx and its successors and assigns. HEARx shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of HEARx to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Executive, all of the obligations of HEARx under this Agreement. As used in this Agreement, the term "HEARx" shall mean HEARx as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement or otherwise.

        6.4 WITHHOLDING. HEARx may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        6.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement and understanding between Executive and HEARx and supersedes any prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. Except as may be otherwise provided herein, this Agreement may not be amended or modified, except by subsequent written agreement executed by both parties hereto.

        6.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one Agreement.

        6.7 NOTICES. Any notice provided for in this Agreement shall be deemed delivered upon deposit in the United States mails, registered or certified mail, addressed to the party to whom directed at the addresses set forth below or at such other addresses as may be substituted therefor by notice given hereunder. Notice given by any other means must be in writing and shall be deemed delivered only upon actual receipt.

                If to HEARx:

                1250 Northpoint Parkway
                West Palm Beach, FL 33407
                Attn:  President

                If to Executive:

                14245 Caloosa Boulevard
                Palm Beach Gardens, FL 33418
                Attn:  Stephen J. Hansbrough

        6.8 WAIVER. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any breach of the same or by any other term or condition of this Agreement.

        6.9 SEVERABILITY. In the event any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not affect the enforceability or validity of any other provision of this Agreement.

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

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                        HEARx LTD.

                                        By:    /s/ Paul A. Brown
                                               ------------------------------
                                        Name:  Paul A. Brown, M.D.
                                               ------------------------------
                                        Title: CEO and Chairman
                                               ------------------------------
                                        /s/ Stephen J. Hansbrough
                                        -------------------------------------
                                        Stephen J. Hansbrough

                                       22